102 South Main Street

Greenville, SC 29601

864.421.1068

Date:	January 25, 2007

Release Time:	Immediate

THE SOUTH FINANCIAL GROUP REPORTS FOURTH QUARTER

AND FULL YEAR 2006 EARNINGS

GREENVILLE, SC – The South Financial Group, Inc. (NASDAQ: TSFG) today reported fourth quarter 2006 net income of $23.6 million, or $0.31 per diluted share, compared with a net loss of $16.4 million, or $(0.22) per diluted share for fourth quarter 2005. During fourth quarter 2005, TSFG repositioned its balance sheet, realizing losses from the sale of investment securities and the early extinguishment of debt.

Operating earnings for fourth quarter 2006 totaled $27.6 million, or $0.37 per diluted share. This compares with $26.8 million, or $0.36 per diluted share, for fourth quarter 2005. Operating earnings for fourth quarter 2006 included a $5.2 million income tax benefit, or $0.07 per diluted share, related to favorable income tax settlements. A reconciliation of net income to operating earnings is provided in the financial highlights.

Net income for 2006 totaled $112.9 million, or $1.49 per diluted share, compared with $69.8 million, or $0.94 per diluted share, for 2005. Operating earnings for 2006 totaled $115.1 million, or $1.52 per diluted share, including the fourth quarter tax settlements, compared with $126.1 million, or $1.69 per diluted share, in 2005.

“2006 was a year of transition for The South Financial Group,” said Mack I. Whittle, Jr., Chairman, President and Chief Executive Officer of The South Financial Group. “I am disappointed in our financial results, which were below our expectations. However, I know that we can do better. We’ve taken aggressive steps to improve our future performance, and we plan to do even more. Specifically, we improved the quality of our balance sheet and earnings; we better understand the profitability of our products and businesses; and we’ve aligned the people and products necessary to drive future revenue growth. While the current operating environment remains very difficult, these actions, coupled with our high-growth markets, increase our long-term prospects for stronger profitability and more consistent earnings growth.”

“Following the significant growth of the last five years and operational improvements over the last 24 months, we have undertaken a comprehensive review of our expenses. During this review, we identified approximately $20 million of annual expense reductions from our fourth quarter run rate, largely from challenging all of our employees to perform their jobs more efficiently and eliminate any unnecessary expenses. We have already begun implementing these initiatives in first quarter 2007. Additionally, our 2006 sale of indirect auto loans and investment security run-off have increased our capital ratios. Through a review of our capital, we feel our current level is more than enough to meet our future growth, allowing us to begin repurchasing our common stock in the first quarter. We are continuing to review our other capital sources for opportunities, to ensure we maintain the most efficient structure possible.”

Revenue

Total revenue, defined as net interest income plus noninterest income, was $129.5 million in fourth quarter 2006, compared with $136.6 million in third quarter 2006. Total revenue for third quarter 2006 included a $2.5 million non-operating gain (pre-tax) on the sale of a branch location.

Operating revenue, defined as tax-equivalent net interest income plus operating noninterest income, decreased $4.4 million to $131.4 million from $135.8 million for the third quarter 2006. Fourth quarter 2006 tax-equivalent net interest income totaled $98.3 million, a decrease of $2.1 million from $100.4 million in third quarter 2006, principally from net interest margin compression due to higher funding costs. Fourth quarter 2006 operating noninterest income totaled $33.0 million, a decrease of $2.4 million from $35.4 million in third quarter 2006, primarily as a result of lower gains on derivative activities.

Fourth quarter 2006 average earning assets remained essentially unchanged from the third quarter 2006 at $12.5 billion, as loan growth offset the run-off of investment securities. Fourth quarter 2006 average loans increased $99.8 million, or 4.2% linked-quarter annualized, from the third quarter 2006 average. Loan growth accelerated during fourth quarter 2006 and totaled 7.8% annualized based on period-end balances. By not reinvesting maturing investments and principal pay downs, average securities declined $89.3 million, or 11.8% linked-quarter annualized, during fourth quarter 2006.

Fourth quarter 2006 average customer funding, defined as customer deposits plus customer repurchase agreements/sweeps increased 2.1% linked-quarter annualized from third quarter 2006. Fourth quarter 2006 average customer deposits (which exclude brokered deposits) were basically flat with third quarter 2006 at $7.7 billion. Deposit mix shifts continue to reflect customer demand for higher-rate products, particularly certificates of deposit. Based on period-end balances, customer deposits grew 4.3% annualized, reflecting growth toward the end of the quarter. Fourth quarter 2006 average repurchase agreements and sweeps for treasury services customers, which are recorded within wholesale borrowings, totaled $414.7 million, representing a $45.0 million increase from third quarter. Fourth quarter 2006 average wholesale borrowings increased $13.1 million. TSFG funded its loan growth principally with proceeds from the run-off of investment securities.

The tax-equivalent net interest margin for fourth quarter 2006 declined 7 basis points to 3.12% from 3.19% for third quarter 2006. The net interest margin declined due to a 13 basis point increase in total funding costs partially offset by a 6 basis point increase in earning asset yields. The higher funding costs resulted from continuing customer preferences for higher-cost deposit categories. Within total funding, the total cost of customer deposits increased 23 basis points while wholesale borrowing costs (including brokered deposits) declined 5 basis points. Within earning assets, the loan yield increased 4 basis points while the investment security yield increased 2 basis points from the prior quarter.

Operating noninterest income (which excludes non-operating items) decreased $2.4 million to $33.0 million for fourth quarter 2006 from $35.4 million for third quarter 2006, principally from a $3.3 million reduction in the gain on derivative activities. As of October 31, 2006, TSFG changed its method of measuring and recording effectiveness of certain hedging relationships, which should reduce, but not eliminate, the impact on noninterest income of hedge accounting. Fourth quarter 2006 insurance income, mortgage banking income, customer service fee income, and debit card income showed improvement over third quarter 2006, while service charges on deposit accounts and merchant processing income declined relative to the prior quarter.

Noninterest Expenses and Operating Efficiency

Noninterest expenses for fourth quarter 2006 totaled $93.6 million, compared with $83.6 million for the third quarter 2006. Fourth quarter 2006 non-operating noninterest expenses included $5.0 million for employment contract buyouts and a $821,000 loss on early extinguishment of debt to write-off unamortized debt issuance costs associated with $37 million of trust preferred securities that were called for redemption in December 2006. TSFG’s efficiency ratio totaled 72.3% for fourth quarter 2006 versus 61.2% for the third quarter of 2006.

Cash operating noninterest expenses (which exclude intangible amortization and non-operating items mentioned above) totaled $85.6 million for fourth quarter 2006, up $4.2 million from $81.4 million for third quarter 2006. Personnel expense increased $541,000, primarily due to higher insurance claims, contract personnel, and stock-based compensation. Occupancy and furniture and equipment expenses grew by $1.3 million, in part from opening 3 new branch locations (1 in Florida and 2 in South Carolina). Professional fees increased $1.1 million, principally from tax, accounting, and legal matters, a substantial portion of which was resolved this quarter. Advertising and business development increased $673,000 from retail banking initiatives, including the recent rollout of convenience banking. The cash operating efficiency ratio was 65.2%, up from 60.0% for third quarter 2006.

TSFG’s efficiency ratio has risen over the last two years primarily from the Company electing to reduce its investment securities portfolio which lowered net interest income without providing any offset in noninterest expense. In response, TSFG has identified approximately $20 million of annual expense reductions from the fourth quarter run rate for operating expenses, which are expected to be substantially implemented by the end of first quarter 2007. Implementing these expense initiatives will allow TSFG to operate more efficiently without losing its focus on growing customer-related revenues and customer deposits.

Credit Quality

The provision for credit losses for fourth quarter 2006 totaled $8.8 million, up $2.3 million from third quarter 2006 and down $2.0 million from fourth quarter 2005. The increase in the fourth quarter 2006 provision for credit losses resulted primarily from higher loan growth. Net loan charge-offs in fourth quarter 2006 were $6.5 million, the same as third quarter 2006 and an improvement from $8.9 million in fourth quarter 2005. Annualized fourth quarter 2006 net loan charge-offs remained at 0.27% of average loans held for investment, TSFG’s best level since 2000, consistent with the previous quarter and down from 0.38% in fourth quarter 2005. For full-year 2006, net loan charge-offs totaled 0.28%, in line with TSFG’s target for the year and an 8 basis point improvement over 2005.

Nonperforming assets totaled $41.5 million, or 0.43% of loans held for investment and foreclosed property, at December 31, 2006, compared with $36.2 million, or 0.38%, at September 30, 2006 and $44.0 million, or 0.47%, at December 31, 2005. The allowance for credit losses totaled $112.7 million, or 1.16% of loans held for investment, at December 31, 2006, compared with $110.3 million, or 1.16% at September 30, 2006 and $109.4 million, or 1.16% at December 31, 2005. Fourth quarter 2006 allowance coverage of nonperforming loans totaled 3.00 times, compared with 3.48 times a quarter earlier and 3.24 times a year earlier.

Income Taxes

Income tax expense totaled $3.5 million in fourth quarter 2006, compared to $14.2 million in third quarter 2006. Fourth quarter 2006 income tax expense reflected a $5.2 million reduction in federal and state income taxes related to the settlement of certain tax matters during the quarter. TSFG expects the effective income tax rate for first quarter 2007 to increase to approximately 34%.

Capital

Tangible shareholders’ equity at December 31, 2006 totaled $876.5 million, or $11.63 per share, an increase from $859.4 million, or $11.43 per share, at September 30, 2006 and $795.1 million, or $10.64 per share, at December 31, 2005. Tangible equity per share at December 31, 2006 increased 9.3% over the prior year.

TSFG’s tangible equity to tangible assets ratio at December 31, 2006 was 6.48%, an improvement from 6.43% at September 30, 2006 and 5.83% at December 31, 2005. In December 2006, the Board of Directors authorized TSFG to repurchase up to 4 million shares of its common stock. TSFG plans to repurchase common stock over the next few months.

Conference Call / Webcast Information

The South Financial Group will host a conference call on Friday, January 26th at 10:00 a.m. (ET) to discuss fourth quarter 2006 financial results. Additional material information, including forward-looking statements such as trends and projections, may be discussed during the presentation. For supplemental financial information, please refer to the Form 8-K filed by TSFG with the Securities and Exchange Commission on January 25th or visit the Investor Relations section of its website under the financial information button. To participate in the conference call or webcast, please follow the instructions listed below.

Conference Call: Please call 1-888-405-5393 or 1-517-645-6236 using the access code “The South.” A 7-day rebroadcast of the call will be available via 1-866-457-5713 or 1-203-369-1291.

Webcast: To gain access to the webcast, which will be “listen-only,” please go to www.thesouthgroup.com under the Investor Relations tab and click on the link “Webcast/The South Financial Group 4th Quarter Earnings Conference Call.” For those unable to participate during the live webcast, it will be archived on The South Financial Group website until February 9, 2007.

General Information

The South Financial Group is the largest publicly-traded bank holding company headquartered in South Carolina and ranks among the top 50 U.S. commercial bank holding companies in total assets. At December 31, 2006, it had approximately $14.2 billion in total assets and 167 branch offices in Florida, North Carolina, and South Carolina. TSFG focuses on fast-growing banking markets in the Southeast and concentrates its growth in metropolitan statistical areas. TSFG operates through two subsidiary banks: Carolina First Bank, operating in North Carolina, South Carolina, and on the Internet under the brand name, Bank CaroLine; and Mercantile Bank, operating in Florida. At December 31, 2006, approximately 47% of TSFG’s total customer deposits were in South Carolina, 39% were in Florida, and 14% were in North Carolina. Investor information is available at www.thesouthgroup.com.

Explanation of TSFG’s Use of Certain Unaudited Non-GAAP Financial Measures and Forward-Looking Statements

This press release contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). The attached financial highlights provide reconciliations between GAAP net income, operating earnings (which exclude gains or losses on certain items deemed not to reflect core operations), as well as certain measures excluding or including the net cash settlement of certain interest rate swaps. In addition, TSFG provides data eliminating intangibles and related amortization in order to present data on a “cash operating basis.” TSFG uses these non-GAAP measures in its analysis of TSFG’s performance and believes presentations of “operating” financial measures provide useful supplemental information, a clearer understanding of TSFG’s performance, and better reflect TSFG’s core operating activities. Management utilizes operating earnings in the calculation of certain of TSFG’s ratios, in particular, to analyze on a consistent basis over time the performance of what it considers to be its core operations. TSFG believes the non-GAAP measures enhance investors’ understanding of TSFG’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures and cash basis information are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Management compensates for these limitations by providing detailed reconciliations between GAAP and operating measures. These disclosures should not be considered an alternative to GAAP.

This news release contains forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that are provided to assist in the understanding of anticipated future financial performance. These statements (as well as other forward-looking statements that may be made by management in the related conference call) include, but are not limited to, descriptions of management's plans, objectives or goals for future operations, and predictions, forecasts or other statements about future operations. They also include such items as return goals, loan growth, customer deposit growth, income tax rate, expected financial results for acquisitions, factors that will affect credit quality and the net interest margin, the effectiveness of its hedging strategies, the risks and effects of changes in interest rates, effects of future economic conditions, performance following TSFG’s balance sheet repositioning, and market performance. However, such statements necessarily involve risks and uncertainties and there are a number of factors – many of which are beyond TSFG’s control -- that could cause the actual conditions, events, or results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from TSFG’s actual results, please refer to TSFG’s filings with the Securities and Exchange Commission. The South Financial Group undertakes no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release.

CONTACT:

Mary M. Gentry, EVP – Investor Relations (864) 421-1068

Timothy K. Schools, Chief Financial Officer (864) 255-8980

***END***

PAGE 1, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended				% Change 12/31/06 vs.

					(Annualized)
	12/31/06	9/30/06	12/31/05		9/30/06		12/31/05

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$98,337	$100,374	$106,663		(8.1	) %	(7.8	) %
Less: tax-equivalent adjustment	1,683	1,691	1,730		(1.9)		(2.7)

Net interest income	96,654	98,683	104,933		(8.2)		(7.9)
Provision for credit losses	8,838	6,553	10,833		138.3		(18.4)
Noninterest income (loss):
Operating noninterest income (noninterest income, excluding non-operating items)	33,038	35,414	29,599		(26.6)		11.6
Change in fair value of interest rate swaps	—	—	(2,106)		n/m		n/m
Loss on sale of available for sale securities	(113)	—	(52,677)		n/m		n/m
(Loss) gain on equity investments	(126)	—	224		n/m		n/m
Gain on disposition of assets and liabilities	—	2,498	—		n/m		n/m

Non-operating noninterest (loss) income	(239)	2,498	(54,559)		n/m		n/m

Total noninterest income (loss)	32,799	37,912	(24,960)		(53.5)		231.4

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	87,753	83,628	85,360		19.6		2.8
Employment contract buyouts	4,990	—	9,998		n/m		n/m
Merger-related costs	—	—	529		n/m		n/m
Loss on early extinguishment of debt	821	—	5,086		n/m		n/m

Non-operating noninterest expenses	5,811	—	15,613		n/m		n/m

Total noninterest expenses	93,564	83,628	100,973		47.1		(7.3)

Income (loss) before income taxes	27,051	46,414	(31,833)		(165.5)		185.0
Income tax expense (benefit)	3,500	14,249	(15,436)		(299.3)		122.7

Net income (loss)	$23,551	$32,165	$(16,397)		(106.2	) %	243.6%

Earnings:
Operating earnings	$27,649	$30,434	$26,837		(36.3	) %	3.0%
Cash operating earnings	29,526	31,961	28,485		(30.2)		3.7
Per share data:
Net income (loss), basic	$0.31	$0.43	$(0.22)		(110.7	) %	240.9%
Net income (loss), diluted	0.31	0.43	(0.22)		(110.7)		240.9
Operating earnings, diluted	0.37	0.40	0.36		(29.8)		2.8
Cash operating earnings, diluted	0.39	0.42	0.38		(28.3)		2.6
Cash dividends declared per common share	0.18	0.17	0.17		23.3		5.9
Average shares outstanding:
Basic	75,161,032	75,003,605	74,453,225		0.8%		1.0%
Diluted	75,701,120	75,590,748	75,485,436		0.6		0.3

PERFORMANCE RATIOS:
Total revenue: (1)
GAAP	$129,453	$136,595	$79,973		(20.7	) %	61.9%
Operating (2)	131,375	135,788	136,262		(12.9)		(3.6)
Return on average assets:
GAAP earnings (loss)	0.66%	0.91%	(0.44	) %
Operating earnings	0.78	0.86	0.72
Cash operating earnings on average tangible assets	0.87	0.95	0.80
Return on average equity:
GAAP earnings (loss)	5.99	8.50	(4.34)
Operating earnings	7.04	8.04	7.11
Cash operating earnings on average tangible equity	13.42	15.60	14.05
Net interest margin (tax-equivalent)	3.12	3.19	3.17
Efficiency ratios: (3)
GAAP	72.28	61.22	126.26
Cash operating (2)	65.15	59.96	60.92

(1)	The sum of net interest income and noninterest income.

(2)

Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(3)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 2, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Year Ended

	12/31/06	12/31/05	% Change

EARNINGS SUMMARY
Net interest income (tax-equivalent)	$408,274	$415,110	(1.6	) %
Less: tax-equivalent adjustment	6,903	6,054	14.0

Net interest income	401,371	409,056	(1.9)
Provision for credit losses	32,789	40,592	(19.2)
Noninterest income:
Operating noninterest income (noninterest income, excluding non-operating items)	128,993	120,627	6.9
Change in fair value of interest rate swaps	—	(13,278)	n/m
Loss on sale of available for sale securities	(446)	(54,978)	n/m
Gain on equity investments	4,483	2,839	n/m
Gain on disposition of assets and liabilities	2,498	—	n/m
Loss on sale of indirect auto loans previously HFI	(3,477)	—	n/m

Non-operating noninterest income (loss)	3,058	(65,417)	n/m

Total noninterest income	132,051	55,210	139.2

Noninterest expenses:
Operating noninterest expenses (noninterest expenses, excluding non-operating items)	333,676	305,016	9.4
Employment contract buyouts	5,588	10,327	n/m
Merger-related costs	—	4,009	n/m
Impairment from write-down of assets	—	917	n/m
Charitable contribution to foundation	—	683	n/m
Loss on early extinguishment of debt	821	7,101	n/m

Non-operating noninterest expenses	6,409	23,037	n/m

Total noninterest expenses	340,085	328,053	3.7

Income before income taxes and discontinued operations	160,548	95,621	67.9
Income tax expense	47,682	25,404	87.7
Discontinued operations, net of income tax	—	(396)	n/m

Net income	$112,866	$69,821	61.7%

Earnings:
Operating earnings	$115,101	$126,130	(8.7	) %
Cash operating earnings	121,402	132,069	(8.1)
Per share data:
Net income, basic	$1.51	$0.95	58.9%
Net income, diluted	1.49	0.94	58.5
Operating earnings, diluted	1.52	1.69	(10.1)
Cash operating earnings, diluted	1.61	1.77	(9.0)
Cash dividends declared per common share	0.69	0.65	6.2
Average shares outstanding:
Basic	74,940,249	73,307,403	2.2%
Diluted	75,542,848	74,594,626	1.3

PERFORMANCE RATIOS:
Total revenue: (1)
GAAP	$533,422	$464,266	14.9%
Operating (2)	537,267	535,737	0.3
Return on average assets:
GAAP earnings	0.79%	0.47%
Operating earnings	0.81	0.85
Cash operating earnings on average tangible assets	0.90	0.94
Return on average equity:
GAAP earnings	7.49	4.77
Operating earnings	7.64	8.62
Cash operating earnings on average tangible equity	14.86	16.51
Net interest margin (tax-equivalent)	3.22	3.12
Efficiency ratios: (3)
GAAP	63.76	70.66
Cash operating (2)	60.47	55.32

(1)	The sum of net interest income and noninterest income.

(2)

Total revenue and the cash efficiency ratio, on an operating basis, are calculated using tax-equivalent net interest income and exclude non-operating items. The cash operating efficiency ratio also excludes amortization of intangibles.

(3)	Calculated as noninterest expenses divided by the sum of net interest income and noninterest income.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 3, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

				% Change 12/31/06 vs.

	12/31/06	9/30/06	12/31/05	(Annualized) 9/30/06		12/31/05

BALANCE SHEET DATA (Averages - Three Months Ended)
Total assets	$14,130,681	$13,973,708	$14,854,460	4.5%		(4.9	) %
Intangible assets	(686,393)	(688,493)	(693,016)	(1.2)		(1.0)

Tangible assets	13,444,288	13,285,215	14,161,444	4.8		(5.1)

Loans	9,623,050	9,523,286	9,392,454	4.2		2.5
Loans, excluding indirect auto loans	8,965,448	8,888,892	8,489,664	3.4		5.6
Securities (1)	2,904,106	2,993,443	3,947,099	(11.8)		(26.4)
Total earning assets	12,538,677	12,530,208	13,395,486	0.3		(6.4)

Noninterest-bearing deposits	1,302,329	1,369,032	1,465,243	(19.3)		(11.1)
Core deposits (2)	5,039,318	5,109,433	5,181,320	(5.4)		(2.7)
Customer deposits (3)	7,727,030	7,729,938	7,820,377	(0.1)		(1.2)
Total deposits	9,205,366	9,074,459	9,163,599	5.7		0.5
Wholesale borrowings (4)	4,538,540	4,525,442	5,399,810	1.1		(16.0)
Total funding	12,265,570	12,255,380	13,220,187	0.3		(7.2)

Shareholders’ equity	1,559,088	1,501,105	1,497,231	15.3		4.1
Intangible assets	(686,393)	(688,493)	(693,016)	(1.2)		(1.0)

Tangible equity	872,695	812,612	804,215	29.3		8.5

Loans/total earning assets	76.7%	76.0%	70.1%
Securities/total assets	20.6	21.4	26.6
Customer deposits/total funding	63.0	63.1	59.2
Wholesale borrowings/total assets	32.1	32.4	36.4
Loans/customer deposits	124.5	123.2	120.1

BALANCE SHEET DATA (Averages - Year to Date)
Total assets	$14,202,649	$14,227,025	$14,752,973	(0.7	) %	(3.7	) %
Intangible assets	(689,116)	(690,033)	(663,274)	(0.5)		3.9

Tangible assets	13,513,533	13,536,992	14,089,699	(0.7)		(4.1)

Loans	9,621,846	9,621,441	8,883,837	—		8.3
Loans, excluding indirect auto loans	8,861,626	8,826,638	8,024,066	1.6		10.4
Securities (1)	3,043,385	3,090,322	4,388,351	(6.0)		(30.6)
Total earning assets	12,692,872	12,744,836	13,307,956	(1.6)		(4.6)

Noninterest-bearing deposits	1,386,792	1,410,778	1,345,344	(6.7)		3.1
Core deposits (2)	5,045,905	5,048,125	5,159,632	(0.2)		(2.2)
Customer deposits (3)	7,727,642	7,727,849	7,285,106	—		6.1
Total deposits	9,129,011	9,103,280	8,631,714	1.1		5.8
Wholesale borrowings (4)	4,744,542	4,813,963	5,860,706	(5.7)		(19.0)
Total funding	12,472,184	12,541,812	13,145,812	(2.2)		(5.1)

Shareholders’ equity	1,506,195	1,488,493	1,463,125	4.7		2.9
Intangible assets	(689,116)	(690,033)	(663,274)	(0.5)		3.9

Tangible equity	817,079	798,460	799,851	9.3		2.2

Loans/total earning assets	75.8%	75.5%	66.8%
Securities/total assets	21.4	21.7	29.7
Customer deposits/total funding	62.0	61.6	55.4
Wholesale borrowings/total assets	33.4	33.8	39.7
Loans/customer deposits	124.5	124.5	121.9

(1)	The average balances for investment securities exclude the unrealized loss recorded for available for sale securities.

(2)	Core deposits include noninterest-bearing, interest-bearing checking, money market accounts, and savings accounts.

(3)	Customer deposits include total deposits less brokered deposits.

(4)	Wholesale borrowings include borrowings and brokered deposits.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 4, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

							% Change 12/31/06 vs.

	12/31/06		9/30/06		12/31/05		(Annualized) 9/30/06	12/31/05

BALANCE SHEET DATA (Period End)
Loans held for investment	$9,701,867		$9,513,833		$9,439,395		7.8%	2.8%
Allowance for loan losses	(111,663)		(109,401)		(107,767)		8.2	3.6
Allowance for credit losses	(112,688)		(110,349)		(109,350)		8.4	3.1
Securities	2,795,764		2,873,173		3,159,617		(10.7)	(11.5)
Intangible assets	685,568		687,403		691,758		(1.1)	(0.9)
Total assets	14,210,516		14,047,702		14,319,285		4.6	(0.8)
Noninterest-bearing deposits	1,280,908		1,261,421		1,458,914		6.1	(12.2)
Core deposits	5,105,638		5,173,199		5,099,040		(5.2)	0.1
Customer deposits	7,892,309		7,808,448		7,895,756		4.3	—
Total deposits	9,516,740		9,181,952		9,234,437		14.5	3.1
Wholesale borrowings	4,523,625		4,469,840		4,735,197		4.8	(4.5)
Total funding	12,415,934		12,278,288		12,630,953		4.4	(1.7)
Shareholders’ equity	1,562,032		1,546,820		1,486,907		3.9	5.1

CREDIT QUALITY
Nonperforming loans (1)	$37,168		$31,396		$33,255			11.8%
Foreclosed property (other real estate owned and personal property repossessions)	4,341		4,851		10,722			(59.5)

Nonperforming assets	$41,509		$36,247		$43,977			(5.6	) %

Nonperforming loans as a % of loans held for investment	0.38%		0.33%		0.35%
Nonperforming assets as a % of loans held for investment and foreclosed property	0.43		0.38		0.47
Allowance for loan losses as a % of loans HFI	1.15		1.15		1.14
Allowance for credit losses as a % of loans HFI	1.16		1.16		1.16
Allowance for loan losses to nonperforming loans	3.00	x	3.48	x	3.24	x
Loans past due 90 days or more (mortgage and consumer with interest accruing)	$3,129		$3,163		$4,548			(31.2	) %
Average loans held for investment:
Three months ended	9,589,732		9,467,123		9,342,761
Year to date	9,581,602		9,578,862		8,848,279
Net loan charge-offs:
Three months ended	6,499		6,524		8,864			(26.7)
Year to date	26,362		19,863		31,901			(17.4)
Net loan charge-offs as a % of average loans held for investment (annualized):

Three months ended	0.27%		0.27%		0.38%
Year to date	0.28		0.28		0.36

CAPITAL RATIOS
Tier 1 risk-based capital	9.77%		10.14%		8.86%
Total risk-based capital	11.32		11.71		10.45
Leverage ratio	8.34		8.60		7.07
Tangible equity to tangible assets	6.48		6.43		5.83

SHARE DATA
Shares outstanding	75,341,276		75,191,563		74,721,461		0.8%	0.8%
Book value per common share	$20.73		$20.57		$19.90		3.1	4.2
Tangible book value per common share	11.63		11.43		10.64		6.9	9.3
Market price per share of common stock	26.59		26.03		27.54		8.5	(3.4)
Market capitalization	2,003,325		1,957,236		2,057,829		9.3	(2.6)

OPERATIONS DATA
Branch offices	167		165		172		4.8%	(2.9	) %
ATMs	169		166		167		7.2	1.2
Employees (full-time equivalent)	2,618		2,563		2,607		8.5	0.4

(1)	At December 31, 2006, September 30, 2006, and December 31, 2005, nonperforming loans included $500,000, $661,000, and $1.9 million, respectively, in restructured loans.

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 5, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 12/31/06 vs.

				(Annualized)
	12/31/06	9/30/06	12/31/05	9/30/06	12/31/05

NONINTEREST INCOME (LOSS)
Customer fee income	$14,169	$14,629	$14,456	(12.5)%	(2.0)%
Wealth management income	7,310	6,798	6,743	29.9	8.4
Mortgage banking income	2,224	1,969	1,720	51.4	29.3
Bank-owned life insurance	2,932	2,916	3,253	2.2	(9.9)
Merchant processing income	3,069	3,449	2,202	(43.7)	39.4
Gain (loss) on trading and certain derivative activities	596	3,924	(610)	n/m	n/m
Net cash settlement of certain interest rate swaps	—	—	(288)	n/m	n/m
Loss on indirect auto loans	—	(667)	—	n/m	n/m
Other	2,738	2,396	2,123	56.6	29.0

Operating noninterest income (noninterest income, excluding non-operating items)	33,038	35,414	29,599	(26.6)	11.6
Non-operating noninterest income (loss)	(239)	2,498	(54,559)	n/m	n/m

Total noninterest income (loss)	$32,799	$37,912	$(24,960)	(53.5)%	231.4%

NONINTEREST EXPENSES
Personnel expense	$44,115	$43,574	$43,454	4.9%	1.5%
Occupancy	8,856	7,949	7,455	45.3	18.8
Furniture and equipment	6,579	6,217	5,966	23.1	10.3
Professional services	5,637	4,549	7,124	94.9	(20.9)
Advertising and business development	2,937	2,264	2,277	117.9	29.0
Merchant processing expense	2,542	2,830	1,773	(40.4)	43.4
Telecommunications	1,384	1,407	1,559	(6.5)	(11.2)
Amortization of intangibles	2,156	2,204	2,354	(8.6)	(8.4)
Other	13,547	12,634	13,398	28.7	1.1

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	87,753	83,628	85,360	19.6	2.8
Non-operating noninterest expenses	5,811	—	15,613	n/m	n/m

Total noninterest expenses	$93,564	$83,628	$100,973	47.1%	(7.3)%

	Year Ended

	12/31/06	12/31/05	% Change

NONINTEREST INCOME
Customer fee income	$57,777	$53,242	8.5%
Wealth management income	28,714	21,861	31.3
Mortgage banking income	8,155	7,434	9.7
Bank-owned life insurance	11,636	11,608	0.2
Merchant processing income	12,522	9,817	27.6
Gain (loss) on trading and certain derivative activities	3,150	(335)	n/m
Net cash settlement of certain interest rate swaps	—	10,360	n/m
Loss on indirect auto loans	(1,652)	—	n/m
Other	8,691	6,640	30.9

Operating noninterest income (noninterest income, excluding non-operating items)	128,993	120,627	6.9
Non-operating noninterest income (loss)	3,058	(65,417)	n/m

Total noninterest income	$132,051	$55,210	139.2%

NONINTEREST EXPENSES
Personnel expense	$170,482	$152,652	11.7%
Occupancy	31,802	27,764	14.5
Furniture and equipment	25,216	23,301	8.2
Professional services	21,462	22,820	(6.0)
Advertising and business development	9,894	8,627	14.7
Merchant processing expense	10,215	7,943	28.6
Telecommunications	5,630	5,802	(3.0)
Amortization of intangibles	8,775	8,637	1.6
Other	50,200	47,470	5.8

Operating noninterest expenses (noninterest expenses, excluding non-operating items)	333,676	305,016	9.4
Non-operating noninterest expenses	6,409	23,037	n/m

Total noninterest expenses	$340,085	$328,053	3.7%

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.

PAGE 6, FINANCIAL HIGHLIGHTS
THE SOUTH FINANCIAL GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data) (unaudited)

	Three Months Ended			% Change 12/31/06 vs.

				(Annualized)
	12/31/06	9/30/06	12/31/05	9/30/06		12/31/05

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME (LOSS), AS REPORTED (GAAP)	$23,551	$32,165	$(16,397)	(106.2	) %	243.6%
Add: Income tax expense (benefit)	3,500	14,249	(15,436)

Income (loss) before income taxes	27,051	46,414	(31,833)	(165.5)		185.0
Non-operating items:
Change in fair value of interest rate swaps	—	—	2,106
Loss on sale of available for sale securities	113	—	52,677
Gain on equity investments	126	—	(224)
Gain on disposition of assets and liabilities	—	(2,498)	—
Employment contract buyouts	4,990	—	9,998
Merger-related costs	—	—	529
Loss on early extinguishment of debt	821	—	5,086

PRE-TAX OPERATING EARNINGS (income before taxes, excluding non-operating items)	33,101	43,916	38,339	(97.7)		(13.7)
Related income taxes	5,452	13,482	11,502

OPERATING EARNINGS (net income, excluding non-operating items)	27,649	30,434	26,837	(36.3)		3.0
Add: Amortization of intangibles, net of income tax	1,877	1,527	1,648

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles)	$29,526	$31,961	$28,485	(30.2)%		3.7%

	Year Ended

	12/31/06	12/31/05	% Change

RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET INCOME AS REPORTED (GAAP)	$112,866	$69,821	61.7%
Discontinued operations, net of income tax	—	396
Add: Income tax expense	47,682	25,404

Income before income taxes	160,548	95,621	67.9
Non-operating items:
Change in fair value of interest rate swaps	—	13,278
Loss on sale of available for sale securities	446	54,978
Gain on equity investments	(4,483)	(2,839)
Gain on disposition of assets and liabilities	(2,498)	—
Loss on sale of indirect auto loans previously HFI	3,477	—
Employment contract buyouts	5,588	10,327
Merger-related costs	—	4,009
Impairment from write-down of assets	—	917
Charitable contribution to foundation	—	683
Loss on early extinguishment of debt	821	7,101

PRE-TAX OPERATING EARNINGS (income before taxes, excluding non-operating items)	163,899	184,075	(11.0)
Related income taxes	48,798	57,945

OPERATING EARNINGS (net income, excluding non-operating items)	115,101	126,130	(8.7)
Add: Amortization of intangibles, net of income tax	6,301	5,939

CASH OPERATING EARNINGS (net income, excluding non-operating items and amortization of intangibles)	$121,402	$132,069	(8.1)%

A Quarterly Financial Data Supplement is available in the Investor Relations section of TSFG’s web site: www.thesouthgroup.com.